                           CERTIFICATE OF DESIGNATION
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                    NN, INC.
        ________________________________________________________________

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware

        ________________________________________________________________

     NN,  Inc.,  a  corporation   organized  and  existing   under  the  General
Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby  certifies  that the  following  resolution  was  adopted by the Board of
Directors  of the  Corporation  as  required  by  Section  151  of  the  General
Corporation Law at a meeting duly called and held on December 13, 2008:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance  with the  provisions of the Restated  Certificate of
Incorporation of the Corporation (the "Certificate of Incorporation"), the Board
of Directors  hereby  creates a series of Preferred  Stock,  par value $0.01 per share  (the  "Preferred  Stock"),  of the  Corporation  and  hereby  states  the designation and number of shares,  and fixes the relative  rights,  preferences, and limitations thereof as follows:

     Section 1.  Designation  and  Amount.  The shares of this  series  shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A
Preferred  Stock") and the number of shares  constituting the Series A Preferred
Stock shall be 200,000.  Such number of shares may be  increased or decreased by resolution of the Board of Directors;  provided,  that no decrease  shall reduce the  number  of shares of  Series A  Preferred  Stock to a number  less than the number of shares  then  outstanding  plus the  number  of  shares  reserved  for issuance upon the exercise of  outstanding  options,  rights or warrants or upon
the  conversion  of  any  outstanding   securities  issued  by  the  Corporation
convertible into Series A Preferred Stock.

     Section 2. Dividends and Distributions.

     (A)  Subject  to the  rights of the  holders of any shares of any series of
Preferred  Stock (or any other stock) ranking prior and superior to the Series A
Preferred  Stock with  respect to  dividends,  the holders of shares of Series A
Preferred  Stock shall be entitled to receive,  when,  as and if declared by the
Board of Directors  out of funds legally  available  for the purpose,  quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being  referred to herein as a "Quarterly  Dividend
Payment Date"),  commencing on the first Quarterly  Dividend  Payment Date after the first issuance of a share or

fraction of a share of Series A Preferred Stock, in an amount (if any) per share
(rounded  to  the  nearest  cent),  subject  to  the  provision  for  adjustment hereinafter set forth,  equal to 100 times the aggregate per share amount of all cash  dividends,  and 100 times the aggregate per share amount (payable in kind)
of all non-cash dividends or other distributions,  other than a dividend payable in shares of Common Stock,  par value $0.01 per share (the "Common  Stock"),  of the Corporation or a subdivision of the  outstanding  shares of Common Stock (by
reclassification  or  otherwise),   declared  on  the  Common  Stock  since  the
immediately  preceding  Quarterly  Dividend Payment Date or, with respect to the first Quarterly  Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred  Stock.  In the event the  Corporation shall at any time  declare or pay any  dividend on the Common  Stock  payable in shares of Common Stock, or effect a subdivision or combination or  consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by  payment of a dividend  in shares of Common  Stock)  into a greater or lesser number of shares of  Common  Stock,  then in each such case the  amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding  sentence shall be adjusted by  multiplying  such amount by a fraction,  the  numerator of which is the number of shares of Common
Stock  outstanding  immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding  immediately prior to such event.

     (B) The Corporation  shall declare a dividend or distribution on the Series
A Preferred Stock as provided in paragraph (A) of this Section immediately after it  declares a  dividend  or  distribution  on the Common  Stock  (other  than a dividend payable in shares of Common Stock).

     (C)  Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding  shares of Series A Preferred Stock from the  Quarterly  Dividend  Payment Date next  preceding the date of issue of such shares,  unless the date of issue of such shares is prior to the record date for the first  Quarterly  Dividend  Payment  Date,  in which case  dividends on such shares  shall begin to accrue from the date of issue of such  shares,  or unless the date of issue is a Quarterly  Dividend  Payment  Date or is a date after the record  date for the  determination  of holders of shares of Series A  Preferred
Stock  entitled  to  receive a  quarterly  dividend  and before  such  Quarterly
Dividend  Payment Date, in either of which events such dividends  shall begin to accrue and be cumulative from such Quarterly  Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series
A Preferred  Stock in an amount less than the total amount of such  dividends at the time  accrued and payable on such shares  shall be  allocated  pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of
Directors  may fix a record date for the  determination  of holders of shares of
Series  A  Preferred  Stock  entitled  to  receive  payment  of  a  dividend  or distribution declared thereon,  which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for  adjustment  hereinafter  set forth,  each share of Series A Preferred  Stock shall entitle the holder thereof to 100 votes on all matters  submitted to a vote of the stockholders of the  Corporation.  In the event the  Corporation  shall at any time

declare  or pay any  dividend  on the Common  Stock  payable in shares of Common
Stock,  or  effect  a  subdivision  or  combination  or   consolidation  of  the
outstanding  shares of Common Stock (by  reclassification  or otherwise  than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock,  then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying  such number by a fraction, the  numerator  of which is the  number of shares  of Common  Stock  outstanding immediately  after  such  event and the  denominator  of which is the  number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as  otherwise  provided  in the  Certificate  of  Incorporation, including any other  Certificate of Designations  creating a series of Preferred
Stock or any  similar  stock,  or by law,  the  holders  of  shares  of Series A
Preferred  Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise required by law, holders of
Series A Preferred  Stock shall have no special  voting rights and their consent shall not be  required  (except to the  extent  they are  entitled  to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A)  Whenever  quarterly  dividends  or other  dividends  or  distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared,  on shares of Series A Preferred Stock  outstanding  shall have been paid in full, the Corporation shall not:

     (i)  declare  or pay  dividends,  or make any other  distributions,  on any shares of stock  ranking  junior  (either as to dividends  or upon  liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii)  declare or pay  dividends,  or make any other  distributions,  on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred  Stock,  except dividends paid ratably on the Series A Preferred  Stock and all such parity stock on which dividends  are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

     (iii) redeem or purchase or otherwise acquire for  consideration  shares of
any  stock  ranking  junior  (either  as  to  dividends  or  upon   liquidation,
dissolution  or winding up) to the Series A Preferred  Stock,  provided that the
Corporation may at any time redeem,  purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution,  liquidation or winding up) to the
Series A Preferred Stock.

     (B) The  Corporation  shall not permit any subsidiary of the Corporation to purchase  or  otherwise  acquire  for  consideration  any shares of stock of the
Corporation unless the

Corporation  could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section  5.  Reacquired  Shares.  Any  shares of Series A  Preferred  Stock purchased  or otherwise  acquired by the  Corporation  in any manner  whatsoever shall be retired  and  canceled  promptly  after the  acquisition  thereof.  The
Corporation  shall  take all such  actions  as are  necessary  to cause all such shares to become  authorized but unissued  shares of Preferred Stock that may be reissued as part of a new series of Preferred  Stock  subject to the  conditions and  restrictions  on  issuance  set  forth  herein  or in  the  Certificate  of
Incorporation,  including any Certificate of  Designations  creating a series of
Preferred Stock or any similar stock, or as otherwise required by law.

     Section 6.  Liquidation,  Dissolution or Winding Up. Upon any  liquidation, dissolution or winding up of the  Corporation  the holders of shares of Series A
Preferred  Stock  shall be entitled  to receive an  aggregate  amount per share, subject to the  provision for  adjustment  hereinafter  set forth,  equal to 100 times the aggregate  amount to be distributed  per share to holders of shares of
Common  Stock plus an amount equal to any accrued and unpaid  dividends.  In the event the  Corporation  shall at any time  declare  or pay any  dividend  on the
Common  Stock  payable in shares of Common  Stock,  or effect a  subdivision  or combination  or  consolidation  of the  outstanding  shares of Common  Stock (by reclassification  or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common  Stock,  then in each such case the aggregate  amount to which holders of shares of Series A Preferred
Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by  multiplying  such amount by a fraction  the  numerator  of which is the number of shares of Common Stock outstanding immediately after such event and the  denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation,  Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common  Stock are  exchanged  for or changed  into other  stock or securities,  cash and/or any other property, then in any such case each share of
Series A  Preferred  Stock  shall at the same  time be  similarly  exchanged  or changed  into an amount  per  share,  subject to the  provision  for  adjustment hereinafter  set  forth,  equal to 100  times  the  aggregate  amount  of stock, securities,  cash and/or any other property  (payable in kind),  as the case may be, into which or for which each share of Common Stock is changed or  exchanged.
In the event the  Corporation  shall at any time  declare or pay any dividend on the Common Stock payable in shares of Common Stock,  or effect a subdivision  or combination  or  consolidation  of the  outstanding  shares of Common  Stock (by reclassification  or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common  Stock,  then in each such case the amount set forth in the  preceding  sentence  with  respect to the exchange  or change of shares of Series A  Preferred  Stock shall be adjusted by multiplying  such amount by a fraction,  the numerator of which is the number of shares  of  Common  Stock  outstanding  immediately  after  such  event  and the denominator  of  which is the  number  of  shares  of  Common  Stock  that  were outstanding immediately prior to such event.

     Section 8. Amendment. The Certificate of Incorporation shall not be amended in any  manner,  including  in a merger or  consolidation,  which  would  alter, change,  or repeal the  powers,  preferences  or special  rights of the Series A
Preferred Stock so as to affect them adversely  without the affirmative  vote of the  holders  of at least  two-thirds  of the  outstanding  shares  of  Series A
Preferred Stock, voting together as a single class.

     Section 9. Rank. The Series A Preferred  Stock shall rank,  with respect to the  payment of  dividends  and upon  liquidation,  dissolution  and winding up, junior to all series of Preferred Stock.

     Section  10.  Fractional  Shares.  The  Corporation  may,  but shall not be required to,  issue Series A Preferred  Stock in fractions of a share that shall entitle the  holder,  in  proportion  to such  holder's  fractional  shares,  to exercise voting rights,  receive dividends,  participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         IN WITNESS  WHEREOF,  this  Certificate  of  Designation is executed on behalf  of the  Corporation  by its duly  authorized  officer  this  15th day of
December, 2008.

                                       NN, INC.

                                       By: /s/ Roderick R. Baty
                                          ---------------------------------------
                                             Name: Roderick R. Baty
                                             Title: Chairman and Chief Executive
                                                    Officer

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